UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2012

SUPERIOR VENTURE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-35316	27-2450645
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 220 – 2 Old Brompton Road
South Kensington, London
SW7 3DQ United Kingdom

 (Address of principal executive office)

+44 (0) 207 543 7720

(Registrant's telephone number, including area code)

1937 E. Mineral Avenue, Centennial, Colorado 80122
(303) 513-8202

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT

On November 1, 2012,  Brian Hammond acquired control of two hundred and seventy five million (275,000,000) shares of the Company’s issued and outstanding common stock, representing approximately 54.1% of the Company’s total issued and outstanding common stock, from Michael Moore in exchange for $27,500 in accordance with a Stock Purchase Agreement (the “Stock Purchase Agreement”) between Mr. Moore and Mr. Hammond.

On November 1, 2012, Harry Sutherland acquired control of seventy five million (75,000,000) shares of the Company’s issued and outstanding common stock, representing approximately 14.8% of the Company’s total issued and outstanding common stock, from Michael Moore in exchange for $7,500 in accordance with a Stock Purchase Agreement (the “Stock Purchase Agreement”) between Mr. Moore and Mr. Sutherland.

There are no arrangements or understandings between Mr. Moore and Mr. Hammond or Sutherland and their respective associates with respect to the election of directors or other matters.

The following table sets forth, as of November 1, 2012, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 507,850,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner Directors and Officers:	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership

Brian Hammond(1)	275,000,000	54.1%
Harry Sutherland(2)	75,000,00	14.8%
All executive officers and directors as a group		68.9%

(1) Brian Hammond acquired these shares on November 1, 2012 in a private transaction from Michael Moore, our former sole officer and director.
(2) Harry Sutherland acquired these shares on November 1, 2012 in a private transaction from Michael Moore, our former sole officer and director.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the company.

ITEM 5.02 – DEPARTURES OF DIRECTORS OR PRINCIPAL OFFIERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICER

Mr. Michael Moore resigned from all positions with the Company effective as of November 1, 2012, including the sole member of the Company’s Board of Directors and the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On November 1, 2012, Mr. Brian Hammond was appointed as Director and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. Also on that day, Mr. Harry Sutherland was appointed Director of the Company.

The biographies for Mr. Hammond and Mr. Sutherland are set forth below:

Brian Hammond, 60, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, Director

From December 2010 to present, Brian Hammond has been President of Ilustrato Pictures Ltd (“Ilustrato”). In collaboration with associate Harry Sutherland, Ilustrato is developing projects with the Chinese mainland production community and establishing ties to Chinese government agencies such as the China Film Group and SARFT (China's media licensing body). He has also been instrumental in establishment of the China-Canada Script Competition held during the Whistler Film Festival and served on their jury. Ilustrato is currently in development on two Chinese films.

Prior to this, from April 2009 to Sept. 2011, Mr. Hammond was President of Divergent Post.  As president, Hammond was instrumental in the development of relationships and completing each project.  Divergent Post was a consulting company specializing in developing workflows for editing and visual effects for facilities, and involved in delivering programs and movies to networks and studios. It also consulted in pre-production work in a number of movies. Mr. Hammond provided post and effects services in designing digital work flow processes for computerized editing and digital effects.

From September 2004 to April 2009, Mr. Hammond was President, CEO, and principal of Shaman Digital Media and was responsible for management of company operations, sales, and marketing.  In June 2007 through April 2009 he was director of Five VFX, a state of the art editing and finishing company servicing a number of television series and movies, again Mr. Hammond responsible for all aspects of operations and project development. In August of 2007, it was expanded with a move to a new 11,000 square foot facility which included digital effects and over 100 employees on a project basis.

Mr. Hammond attended Ryerson University and studied radio and television arts.

Harry Sutherland, 64, Director

Harry Sutherland has been Executive Producer & Company Director of Ilustrato Pictures Ltd. from December 2010 to the Present. He has been active in the Canadian film industry since the early seventies and is a film producer. He has spent the last five years working at the concept to develop Ilustrato Pictures Ltd. spending much time in China. Contacts were developed with senior production industry organizations in China including the China film Group and SARFT, the federal film licensing agency in China.  With his partner Brian Hammond, they developed connections in the private sector in China and have already signed development deals for two feature films, “Disoriented” and “Stuck”.

From June 2010 to the Present, Mr. Sutherland has been the Chairman of China/Canada Gateway for Film.  Mr. Sutherland created and developed the concept for the Whistler Film Festival and continues to be instrumental in its advancement.  Sutherland was appointed in 2010 as the Chairman of the China/Canada Gateway for Film at the Whistler Film Festival. At the request of Telefilm Canada, he organized the China/Canada Script Competition which will be held at the Whistler Film Festival in November of 2012. Participants that Sutherland attracted include China Film Group, Galloping Horse Productions, Hairun Pictures and Wuxi Studios.  Representatives from Los Angeles include Lionsgate, Arclight and Alliance Films. The competition received 110 submissions from Canadian writers of which twelve will be pitched to the Chinese studios to become full feature films box office release.

From January 2005 to September 2010, Mr. Sutherland worked for Long Tale Productions Ltd.  Mr. Sutherland operated and managed all aspects of development of this company.  Sutherland established several production companies in Canada including Producers on Davie and Long Tale Productions. Recent films that Sutherland has produced include the feature films, “Eighteen” with cameos by Ian McKellen and Alan Cumming, “Gitmek: My Marlon And Brando” which won the best new feature prize at Tribeca Film Festival in New York City, and “Scared Sacred” which won a jury prize at the Toronto International Film Festival.

Mr. Sutherland attended McGill University from 1967 to 1969.

In light of Mr. Hammond and Mr. Sutherland’s experience, the Board of Directors believes it is in the Company’s best interests to appoint Mr. Hammond and Mr. Sutherland as officer and directors.

There are no family relationships among any of our current or former directors or executive officers.

Our newly-appointed officers and directors have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

We currently have no specific compensation arrangements with Mr. Hammond and Mr. Sutherland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR VENTURE CORPORATION

Date: November 2, 2012

/s/ Brian Hammond	/s/ Harry Sutherland
Brian Hammond	Harry Sutherland
President/Director	Director